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Exhibit 99.1

Press Release
Titan to Acquire Intelligence Data Systems, Inc.

SAN DIEGO, CA—April 14, 2004—The Titan Corporation (NYSE:TTN) announced today that it has entered into a definitive agreement to acquire Intelligence Data Systems, Inc. (IDS), a high-technology and professional services firm supporting the U.S. intelligence community, for $42.5 million in cash. The transaction is expected to close in the second quarter of 2005 and is expected to be neutral to accretive to 2005 earnings. Terms of the transaction were not disclosed.

        "We are extremely excited about having IDS join the Titan family," said Gene Ray, Titan's president, chairman, and CEO. "IDS brings with it a wealth of dedicated, respected employees and new technologies that will enhance Titan's position within the intelligence community marketplace. Completing this acquisition marks another step forward in our long-term strategy of strengthening our core competencies, as we continue to provide unsurpassed national security solutions to our government customers."

        Serving a diverse range of intelligence community customers, IDS provides highly specialized expertise in data mining, high-performance computing, data analysis, information fusion, and information sharing. The company's strong capabilities have made it one of the fastest-growing companies supporting the federal government. IDS's capabilities in intelligence support and information processing technologies complement Titan's technical support portfolio to the U.S. intelligence community. In 2004, "Inc. 500" ranked IDS as the third fastest-growing defense contractor in the nation.

        "This is an outstanding opportunity for our employees and our organization," said Michael Canney, president and CEO of IDS. "We're excited about joining the Titan team, and we're confident this will be a 'win-win' for our customers and our employees."

        IDS will be immediately integrated into one of Titan's existing operating units that primarily serves the intelligence community.

        Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 12,000 employees and annualized sales of approximately $2 billion.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include comments made by Dr. Gene Ray, which include the expectation that the transaction will be neutral to earnings for 2005, and that the company's position will be enhanced within the intelligence community. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's dependence on continued funding of U.S. Department of Defense and federal civilian agency programs, risks relating to our ability to retain personnel to perform contracts, contract termination risks and risks relating to the exercise of options, and other risks more fully described in the Company's Securities and Exchange Commission filings.

3033 Science Park Road    •    San Diego, California 92121
(858) 552-9500

Media Contact: Wil Williams, Vice President Corporate Communications (858) 552-9724 or wwilliams@titan.com
Investor Relations Contact: The Berlin Group, Inc. (858) 552-9896 or invest@titan.com

If you would like to receive press releases via electronic mail, please contact: invest@titan.com

For more information on The Titan Corporation, please visit our website at: www.titan.com or visit Titan's investor page at: www.titan.com/investor

3033 Science Park Road    •    San Diego, California 92121
(858) 552-9500

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  Exhibit 99.1